Exhibit 99.2

For Immediate Release

Contact:
Crescendo Communications, LLC
David Waldman or Klea Theoharis
Tel: (212) 671-1020
E-mail:  sgla@crescendo-ir.com

Sino Green Land Announces Buyback and Cancellation of 18.2 Million Warrants

New York and Guangzhou, China – December 9, 2010 – Sino Green Land Corporation (OTCBB: SGLA), a distributor of high-end fruits in China, today announced that the company has paid $363,515 to warrant holders for the cancellation of warrants to purchase a total of 18,175,757 shares of Sino Green Land common stock.  The warrants had an average exercise price of $0.13 per share and expired from August 2011 to July 2012.

About Sino Green Land Corporation

Sino Green Land Corporation distributes high end fruits in the People’s Republic of China. Since its inception in 2003, Sino Green Land has grown from a small distributor of various produce to become a large distributor of Fuji apples, emperor bananas and tangerine oranges.

Safe Harbor Statement

This press release may contain forward-looking statements. Such statements include, among others, those concerning the company's expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to the company's ability to overcome competition in its market; the impact that a downturn or negative changes in the price of the company's products could have on its business and profitability; the company's ability to simultaneously fund the implementation of its business plan and invest in new projects; economic, political, regulatory, legal and foreign exchange risks associated with international expansion; or the loss of key members of the company's senior management; any of the factors and risks mentioned in the "Risk Factors" sections of the Company's amended annual report on Form 10K/A filed on April 30, 2010 and other filings with the SEC. The Company assumes no obligation, and does not intend, to update any forward-looking statements, except as required by law.